UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 4, 2006 (July 31, 2006)

ALLIED HEALTHCARE INTERNATIONAL INC.
(Exact Name of Registrant as Specified on its Charter)

1-11570	13-3098275
(Commission File Number)	(IRS Employer Identification Number)

                                                New York
(State or Other Jurisdiction of Incorporation or Organization)

555 Madison Avenue, New York, New York 10022
(Address of Principal Executive Offices)

                                        (212) 750-0064
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

Written communications pursuant to Rule 425 under the Securities Act.

Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 5.02.    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
                        DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On July 31, 2006, Allied Healthcare International Inc. (the ‘‘Company’’) appointed David Moffatt as Chief Financial Officer of the Company. Paul Weston, who had been acting as interim Chief Financial Officer of the Company, will assume the newly created position of Deputy Chief Financial Officer and will retain the responsibility of the Company’ U.K. financial operations.

Mr. Moffatt, who is 54 years old, will receive a salary of £188,000 per annum (approximately $350,000 at current exchange levels), as well as a car allowance. In connection with the hiring of Mr. Moffatt, the Company granted him options to purchase up to 150,000 shares of common stock of the Company at an exercise price of $2.71 per share. The options are exercisable in three equal annual installments, beginning on the first anniversary of the date of grant, and have a ten-year term.

From 2000 until joining the Company, Mr. Moffatt was Deputy European Chief Financial Officer for Monster Worldwide, Inc., a leading global online recruitment services provider. From May 1999 to April 2000, Mr. Moffatt served as Interim U.K. Finance Director for Monster Worldwide, Inc. From January 1999 to May 1999 he was the Interim Operations Director of Patientline Ltd., a hospital bedside telephone, television and video company.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

99.1    Press release, dated August 3, 2006, of Allied Healthcare International Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2006

ALLIED HEALTHCARE INTERNATIONAL INC.
By:	/s/ Marvet Abbassi
Name: Marvet Abbassi
Title: Financial Controller